UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Eagle Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 20, 2018

Dear Shareholder,

We are pleased to enclose the 2017 Report to Shareholders for Eagle Bancorp, Inc. As the Report and our previous communications have indicated, 2017 was another successful year for our company. We continued our trend of growth and record, increasing profitability. You recently received a notice about the proxy materials for the 2018 Annual Meeting of Shareholders to be held Thursday, May 17, 2018 at 10 am at The Bethesda Marriott Hotel, 5151 Pooks Hill Rd., Bethesda, MD 20814.

Eagle Bancorp, Inc. is asking shareholders to vote on the following items:

1.              To elect nine directors to serve until the 2019 Annual Meeting of Shareholders and until their successors are duly elected and qualified; and

2.              To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ended December 31, 2018; and

3.              To vote on a non-binding, advisory resolution approving the compensation of our named executive officers.

You should refer to the notice previously mailed to you and the proxy materials for additional information on these matters.  If you have not received the notice, please call immediately to the number below.

The Board of Directors unanimously recommends you vote “FOR” the proposals referenced above. Regardless of the number of shares you own, it is important that your vote is represented at the Annual Meeting.

Please vote your shares of stock now so that your vote can be counted without delay. Voting is easy. You may utilize one of the following methods; Internet, Telephone or Mail (by using the envelope provided). Simply follow the instructions provided on the enclosed Vote Instruction Form.

If you have any questions or require further assistance in voting your shares, please contact our proxy solicitation agent Alliance Advisors, LLC toll-free at 1-877-777-8133.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

To express our appreciation for your participation in the proxy voting process, we will donate $1 to the Trust for the National Mall on behalf of every shareholder account that votes. Thank you for your support.

Very truly yours,

Ronald D. Paul
Chairman of the Board
President and Chief Executive Officer

YOUR VOTE COUNTS To express our appreciation for your participation, Eagle Bancorp, Inc. will donate $1 to the Trust For The National Mall on behalf of every shareholder account that votes. MD | DC | VA | 301.986.1800 EagleBankCorp.com

YOUR VOTE COUNTS

EAGLE BANCORP, INC.

MD | DC | VA | 301.986.1800
EagleBankCorp.com

TRUST FOR THE NATIONAL MALL

EQUAL HOUSING LENDER
Member FDIC